SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 18, 2011

MERIDIAN BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Ohio	0-14902	31-0888197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No. )
3471 River Hills Drive, Cincinnati, Ohio	45244
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(513) 271-3700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)      On March 18, 2011, the Board of Directors of Meridian Bioscience, Inc. (the “Company”) approved and adopted the Meridian Bioscience, Inc. Change in Control Severance Compensation Policy (the “Policy”), which shall apply to the Company’s Named Executive Officers (as defined in Item 402 of Regulation S-K) and other Executive Officers of the Company and its affiliates other than the Executive Chairman or Chief Executive Officer, with the Chief Executive Officer’s benefits and provisions provided in his separate, individual agreement.

The purpose of the Policy is to help ensure that each executive remains free of distraction and acts in the best interests of the Company’s shareholders throughout a change in control transaction, in such event, and to the extent the Company would pursue the consummation of any such transaction.

Generally, subject to certain conditions surrounding post-change in control employment, in the event of a qualifying change in control, each Executive covered under the Policy will be entitled to:

•	Base salary, accrued bonus and certain other benefits through the later of the effective date of the change in control or termination of employment;

•
Lump sum payment equal to two (2) times the sum of (i) the base salary in effect immediately preceding the change in control, and (ii) the average of the bonus amounts paid for each of the two fully-completed fiscal years immediately preceding the change in control; and

•	Continued participation in the Company’s medical and dental plans for a twenty-four (24) month period following the effective date of the change in control.

The foregoing description of the Policy is a summary of the Policy’s key components and is qualified in its entirety by reference to the complete text of the Policy, a copy of which is filed as Exhibit 10.22 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                   Financial Statement and Exhibits.

(d)      Exhibits

10.22           Meridian Bioscience, Inc. Change in Control Severance Compensation Policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN BIOSCIENCE, INC.

Date:  March 24, 2011                                                                           By:  /S/Melissa A. Lueke
Melissa A. Lueke
Executive Vice President and Chief Financial Officer
(Principal Accounting Officer)